NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0105 Dated December 20, 1995   Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and            File number:  33-57533
Prospectus Supplement dated February 28, 1995)

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $ 150,000,000.00
Issue Price:                           100.00000%    $ 150,000,000.00
Commission or Discount:                  0.03700%    $      55,500.00
Proceeds to Company:                    99.96300%    $ 149,944,500.00

Agent:                            NationsBanc Capital Markets, Inc., as
                                  Agent


Original Issue Date:              December 26, 1995
Stated Maturity Date:             December 17, 1997

Cusip #:                          63858R-CX-7
Form:                             Book entry only

Interest Rate:                    Floating

Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 Days
Spread:                           + 8.0 bps

Initial Interest Rate:            5.75969%

Interest Reset Period:            Quarterly, commencing March 20, 1996

Interest Reset Dates:             3rd Wednesday of March, June,
                                  September & December

Interest Determination Date:      2nd London Banking Day preceeding
                                  Interest Reset Date

Interest Payment Dates:           3rd Wednesday of March, June,
                                  September & December

May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No